EXHIBIT NO. 99.(h) 32

AMENDMENT No. 13 DATED JANUARY 1, 2019

TO THE AMENDED AND RESTATED SPECIAL SERVICING AGREEMENT DATED JANUARY 1, 2010

Amendment to the Amended and Restated Special Servicing Agreement (the “Agreement”), as amended, by and among (i) MFS Series Trust X, a Massachusetts business trust, on behalf of each of its series listed in Appendix A to the Agreement;  (ii) MFS Series Trust III, a Massachusetts business trust, on behalf of each of its series listed in Appendix B to the Agreement; (iii) MFS Series Trust IV, a Massachusetts business trust, on behalf of each of its series listed in Appendix B to the Agreement; (iv) MFS Series Trust IX, a Massachusetts business trust, on behalf of each of its series listed in Appendix B to the Agreement; (v) MFS Series Trust X, a Massachusetts business trust, on behalf of each of its series listed in Appendix B to the Agreement; and (vi) MFS Series Trust XIII, a Massachusetts business trust, on behalf of its series listed in Appendix B to the Agreement (all series listed in Appendix B are referred to as the “Underlying Funds”).

WHEREAS, the parties desire to amend the Agreement by removing the MFS Mid Cap Growth Fund, a series of MFS Series Trust IV, and the MFS Global Real Estate Fund, a series of MFS Series Trust XIII, as each a party to the Agreement as each an “Underlying Fund”.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, each of the parties amends the Agreement as follows:

1. Appendix A of the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto.

2. Appendix B of the Agreement is hereby deleted in its entirety and replaced with Appendix B attached hereto.

In all other respects, the terms of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 13 to the Agreement to be executed as of the day and year first above written.

MFS SERIES TRUST III

on behalf of its series:

MFS HIGH INCOME FUND

MFS SERIES TRUST IV

on behalf of its series:

MFS MID CAP GROWTH FUND

MFS SERIES TRUST IX

on behalf of its series:

MFS INFLATION-ADJUSTED BOND FUND

MFS LIMITED MATURITY FUND

MFS SERIES TRUST X

on behalf of its series:

MFS AGGRESSIVE GROWTH ALLOCATION FUND

MFS CONSERVATIVE ALLOCATION FUND

MFS EMERGING MARKETS DEBT LOCAL CURRENCY FUND

MFS GLOBAL BOND FUND

MFS GROWTH ALLOCATION FUND

MFS MODERATE ALLOCATION FUND

MFS SERIES TRUST XIII

on behalf of its series:

MFS GLOBAL REAL ESTATE FUND

MFS GOVERNMENT SECURITIES FUND

By:	DAVID L. DILORENZO
Name:	David L. DiLorenzo
Title:	President

Massachusetts Financial Services Company acknowledges and agrees that it is responsible for all of its acts and omissions in performing its obligations under the Agreement.

MASSACHUSETTS FINANCIAL SERVICES COMPANY

By:	ROBERT J. MANNING
Name:	Robert J. Manning
Title:	Chairman

As of December 5, 2017

APPENDIX A

The following Funds are parties to this Agreement, and have so indicated their intention to be bound by such Agreement as “Top-Tier Funds” by execution of the Agreement:

MFS SERIES TRUST X

MFS AGGRESSIVE GROWTH ALLOCATION FUND

MFS CONSERVATIVE ALLOCATION FUND

MFS GROWTH ALLOCATION FUND

MFS MODERATE ALLOCATION FUND

As of January 1, 2019

APPENDIX B

The following Funds are parties to this Agreement, and have so indicated their intention to be bound by such Agreement as “Underlying Funds” by execution of the Agreement:

MFS SERIES TRUST III

MFS HIGH INCOME FUND

MFS SERIES TRUST IX

MFS INFLATION-ADJUSTED BOND FUND

MFS LIMITED MATURITY FUND

MFS SERIES TRUST X

MFS EMERGING MARKETS DEBT LOCAL CURRENCY FUND

MFS GLOBAL BOND FUND

MFS SERIES TRUST XIII

MFS GOVERNMENT SECURITIES FUND